Exhibit 10.3

AMENDMENT NO. 2 TO COMMITMENT AGREEMENT

As of November 15, 2004

To the Subscribers under the

Commitment Agreement referred to below

Ladies and Gentlemen:

Reference is made to the Commitment Agreement, dated as of February 23, 2004, entered into by and among Oglebay Norton Company and the other parties (the “Subscribers”) signatory thereto, as amended by Amendment No. 1 to the Commitment Agreement, dated as of June 29, 2004 (the “Agreement”). Defined terms used but not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

In connection with the Company’s Second Amended Joint Plan of Reorganization of Debtors and Debtors in Possession as modified and dated July 30, 2004 and as further modified and filed with or submitted to the Bankruptcy Court on September 24, September 28 and October 1, 2004 (the “Plan Modifications”) (as so modified, the “Amended Plan”) and the approval by the Bankruptcy Court on August 4, 2004 of the Second Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code for the Amended Plan, as modified and dated July 30, 2004 (the “Disclosure Statement”), the parties have agreed to amend the Agreement (1) to accurately reflect the treatment of the holders of claims under the MLO Contract in the Amended Plan, (2) to accurately reflect the treatment of the Senior Notes in the Amended Plan, (3) to accurately reflect the treatment of the Subordinated Notes in the Amended Plan, (4) to amend the Company’s obligation with respect to the exit financing contemplated by the Silverpoint Commitment Letter, (5) to include the agreement of the Subscribers to support confirmation and consummation of the Amended Plan, (6) to amend and restate the terms of the Offering and the conditions precedent to the Subscribers’ obligation to perform their obligations under the Agreement, (7) to change the date on which the non-completion of the Restructuring Transaction will become a Termination Event from October 15, 2004 to December 15, 2004, (8) to change the date prior to which the Registration Statement relating to the Offering shall be declared effective from September 23, 2004 to November 15, 2004, (9) to acknowledge the discussions and negotiations being conducted with certain third parties and the existence of certain objections to the Amended Plan as well as the adversary proceeding commenced against the Company and others by certain holders of Senior Notes, (10) to amend Exhibit A to the Agreement to accurately reflect the Restructuring Terms as set forth and described in the Amended Plan and the Disclosure Statement (as modified by the Plan Modifications) and (11) to amend and restate on Schedule 1 attached hereto the respective beneficial ownership of Subordinated Notes, Commitment Amounts and Commitment Fees of each of the Subscribers as of the date hereof and reflect the substitution as Noteholders of successors in interest to certain of the original Noteholders who were parties to the Agreement.

Upon receipt of the Requisite Subscribers’ consent as described herein, the Agreement shall be amended as follows:

1. Preliminary Statement C of the Agreement shall be deleted in its entirety and replaced by the following:

“Under the terms and upon the effective date of the Plan (the “Effective Date”), (i) existing classes of equity in the Company and interests therein will be cancelled and the holders thereof will receive the treatment provided for in the Term Sheet, and (ii) the Company’s 10% Senior Subordinated Notes due 2009 (the “Subordinated Notes”) will be cancelled and the Company will, in exchange therefore, issue shares of common stock of the reorganized Company (the “Common Stock”) as contemplated in the Amended Plan and the Disclosure Statement (as modified by the Plan Modifications). The Company and the Subscribers agree that the MLO earn-out contract claims under the Interest Purchase Agreement among the Company, Johnson Mining, Inc., The Cary Mining Company Inc., Michigan Minerals Associates, Inc., and Michigan Limestone Operations Limited Partnership, dated April 14, 200 (the “MLO Contract”), should be amended as described in the Disclosure Statement and, as of the Effective Date, should be assumed by the reorganized Company.”

2. Preliminary Statement D of the Agreement shall be deleted in its entirety and replaced by the following:

“In connection with the Amended Plan, the Company will implement, among other things, an offering (the “Offering”) registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which the Company will extend to the holders of the Subordinated Notes not party to this Agreement the right to subscribe for their pro rata share (based on their respective beneficial ownership of the total of $100 million principal amount of outstanding Subordinated Notes) of $80 million of shares of convertible preferred stock of the reorganized Company (the “Preferred Shares”) having the rights and preferences set forth in the Term Sheet attached hereto as Exhibit A (the “Term Sheet”). Pursuant to this Agreement, the Company will offer and sell to (i) holders of Subordinated Notes party to this Agreement their pro rata share of $80 million of Preferred Shares and (ii) holders of Subordinated Notes and Third Party Investors parties to this Agreement having Standby Commitments (as defined herein) the Preferred Shares not subscribed for in the Offering, and those holders of Subordinated Notes and Third Party Investors will purchase such Preferred Shares. In addition, the Company will offer and sell to those holders of Subordinated Notes and Third Party Investors having Standby Commitments, and those holders of Subordinated Notes and Third Party Investors will purchase, additional Preferred Shares for an aggregate purchase price of $5 million. The Company will offer and sell those Preferred Shares under this Agreement in reliance on Section 4(2) of the Securities Act. In addition, the Company will prepare and file with the Securities and Exchange Commission (the “SEC”) a resale registration statement covering the Preferred Shares sold pursuant to this Agreement and the underlying Common Stock (the “Resale Registration Statement”).”

3. Preliminary Statement E of the Agreement shall be deleted in its entirety and replaced by the following:

“E. The Noteholders hold the principal amount of Subordinated Notes set forth opposite their respective names on Schedule 1 to Amendment No. 2 of this Agreement, which represents approximately 37.3% of the aggregate amount of Subordinated Notes outstanding.”

4. Preliminary Statement F of the Agreement shall be deleted in its entirely and replaced by the following:

“F. The proceeds from the issuance of the Preferred Shares will be used to fund the redemption of the Company’s outstanding Senior Secured Notes due 2008 (the “Senior Notes”), subsequent to their reinstatement on the Effective Date pursuant to the Amended Plan.”

5. Section 1(a) of the Agreement shall be deleted in its entirety and replaced by the following:

“(a) Each Noteholder agrees to purchase that number of Preferred Shares having an aggregate Purchase Price (defined below) equal to such Noteholder’s pro rata share of $80 million based on such Noteholder’s respective beneficial ownership of $100 million principal amount of outstanding Subordinated Notes as set forth opposite their respective names on Schedule 1 to Amendment No. 2 to this Agreement (the “Basic Commitment Amount”). In addition, each Noteholder and each Third Party Investor agrees to purchase (the “Standby Commitment”) Preferred Shares issuable pursuant to the Offering that are not subscribed for and purchased by holders of the Subordinated Notes other than the Noteholders (“Unsubscribed Shares”) having an aggregate Purchase Price (the “Standby Commitment Amount”) determined as follows: (i) each Noteholder’s Standby Commitment shall equal up to that number of Unsubscribed Shares having an aggregate Purchase Price equal to the difference between (x) such Noteholder’s Commitment Amount set forth opposite its name on Schedule 1 to Amendment No. 2 to this Agreement and (y) such Noteholder’s Basic Commitment Amount set forth opposite its name on Schedule 1 to Amendment No. 2 to this Agreement; and (ii) each Third-Party Investor’s Standby Commitment shall equal up to that number of Unsubscribed Shares having an aggregate Purchase Price equal to such Third-Party Investor’s Commitment Amount set forth opposite its name on Schedule 1 to Amendment No. 2 to this Agreement. If the aggregate Purchase Price of the Unsubscribed Shares is less than the aggregate Standby Commitment Amounts of the Noteholders and Third-Party Investors, the Unsubscribed Shares shall be allocated to the Noteholders and the Third-Party Investors pro rata based upon the amounts of their respective Standby Commitment Amounts. In addition to the Preferred Shares having an aggregate purchase price of $80 million that are subject to the Offering and the Noteholders’ Basic Commitment Amount and notwithstanding the provisions of Exhibit A to this Agreement, each Noteholder having a Standby Commitment and each Third Party Investor agrees to purchase, and the Company agrees to issue and sell to such Noteholders and Third Party Investors, a pro rata portion of that number of Preferred Shares having an aggregate purchase price of $5 million, such pro rata portions to be based upon such Subscribers’ respective Standby Commitment Amounts. For the avoidance of doubt, in no event shall any Subscriber be obligated to purchase Preferred Shares for an aggregate Purchase Price in excess of such Subscriber’s Commitment Amount.”

6. Section 1(c) of the Agreement shall be deleted in its entirety and replaced by the following:

“(c) Use of Proceeds. The proceeds from the issuance and sale of the Preferred Shares will be applied by the Company to the redemption of the Senior Notes, subsequent to their reinstatement on the Effective Date pursuant to the Amended Plan.”

7. Section 2 of the Agreement shall be deleted in its entirety and replaced by the following:

“The offer and sale of the Preferred Shares to holders of the Subordinated Notes not party to this Agreement will be registered under the Securities Act. The Company agrees, unless waived by Subscribers representing two-thirds of the aggregate Commitment Amounts pursuant to this Agreement (the “Requisite Subscribers”), to prepare and file with the SEC an amendment to the registration statement under the Securities Act with respect to the Offering of the Preferred Shares (the “Registration Statement”) as soon as practicable and to use its reasonable best efforts to cause the Registration Statement to become effective as soon as possible thereafter and, in any event, prior to November 15, 2004 (or such later date as may be reasonably requested and agreed by the Requisite Subscribers). The terms and conditions of the Offering will be consistent with the Restructuring Terms, including the deposit of the Purchase Price and stock certificates, to the extent applicable, representing the Preferred Shares in escrow until the Effective Date or termination of the Plan by the Company. In addition, the Company agrees to prepare and file with the SEC as soon as practicable the Resale Registration Statement and to use its reasonable best efforts to cause the Resale Registration Statement to become effective on the Effective Date. Pursuant to the Amended Plan, on the Effective Date the Company will enter into a registration rights agreement substantially in the form of Exhibit B to Amendment No. 2 to this Agreement. The Company will afford the Subscribers and their counsel and financial advisors the opportunity to review and comment on the Registration Statement, the Resale Registration Statement and any amendments or supplements thereto prior to the filing thereof with the SEC.”

8. Section 3(b) of the Agreement shall be amended by adding the following proviso to the end thereof:

“provided, however, that the fee of certain Third Party Investors shall be two percent (2%) as indicated on Schedule 1 to Amendment No. 2 to this Agreement.”

9. Section 4(a) of the Agreement shall be amended by adding the following new sentence to the end thereof:

“The foregoing representations and warranties do not take into account (i) the objections filed by various parties to the Amended Plan, (ii) the adversary proceeding commenced against the Company and others by certain holders of the Senior Notes or (iii) the consequences of a ruling adverse to the Company in connection with either such objections or such adversary proceeding.”

10. Section 5(a)(ii) of the Agreement shall be deleted in its entirety and replaced by the following:

“(ii) shall execute definitive agreements regarding the Confirmation Facility (as defined in the Amended Plan) consistent in all material respects with the terms thereof attached as an Exhibit to the Amended Plan.”

11. Section 5(g) of the Agreement shall be deleted in its entirety and replaced by the following:

“(g) The parties agree to the amendment of the MLO Contract substantially as set forth in Exhibit III.C.2 to the Amended Plan and the assumption of the MLO Contract as so amended on the Effective Date of the Plan.”

12. Section 5 of the Agreement shall be amended by adding the following new Section 5 (h) thereto:

“(h) Amended Plan Support. Each Noteholder shall take (and shall cause its affiliates to take) all necessary and appropriate actions to support confirmation and consummation of the Amended Plan containing terms and conditions consistent in all material respects with the Amended Plan in accordance with the Bankruptcy Code as expeditiously as possible and shall not and shall cause its affiliates not to object, or solicit objections or support any such objection by a third party, to confirmation of such Amended Plan; provided, however, that (i) nothing contained herein shall limit the ability of each Noteholder to consult with the Company or its representatives and advisors, or to appear and be heard, concerning any matter arising in the Chapter 11 Cases (as defined in the Amended Plan) so long as such consultation or appearance is not inconsistent with the terms of such Amended Plan and this Agreement; and (ii) this Agreement shall not be construed to require any Noteholder to support or have any obligation with respect to any plan other than such Amended Plan. Notwithstanding anything to the contrary herein, nothing herein shall require any Noteholder (or representative thereof that is also a director or officer of the company or a member of a statutory committee established in the Chapter 11 Cases) to take or to refrain from taking any action (x) in such person’s capacity as such a director or officer or member to the extent required to comply with their fiduciary obligations under law applicable to such director or officer or member (including the Bankruptcy Code) or (y) in connection with supporting, participating in, voting for or entering into an alternative proposal or plan that a majority of the members of the Creditors’ Committee (as defined in the Amended Plan) who are not Noteholders determines, in good faith after consultation with its legal and/or financial advisors, is reasonably likely to be consummated (taking into account all legal, financial, and regulatory aspects of the proposal) and is superior, from a financial point of view, to the holders of the Subordinated Notes.”

13. Section 6(a) of the Agreement shall be deleted in its entirety and replaced by the following:

6. Conditions Precedent.

(a) The obligation of each Subscriber to perform its obligations hereunder shall be subject to the following conditions which can be waived only by the Requisite Subscribers:

(i) the fees and expenses referred to in Section 3(c) hereof shall have been paid in full;

(ii) the Company shall have entered into the Confirmation Facility consistent in all material respects with the terms thereof filed as an Exhibit to the Amended Plan;

(iii) an amended plan, containing terms and conditions consistent in all material respects with the Amended Plan, shall have been confirmed by the Bankruptcy Court pursuant to an order (the “Confirmation Order”) that (x) is consistent in all material respects with the Amended Plan, (y) contains a finding of ‘good faith’ with respect to the participation in the Amended Plan of each Noteholder and (z) does not modify in any respect the recoveries or the treatment provided by such Amended Plan for Class 7 (Old Senior Subordinated Note Claims) or establish or permit any claim or encumbrance on any part of such recoveries (except as contemplated in the Amended Plan and the Disclosure Statement (as modified by the Plan Modifications)), and such Confirmation Order shall have become a final order;

(iv) the Amended Plan shall be consummated on terms consistent in all material respects with the Amended Plan and the Disclosure Statement (as modified by the Plan Modifications);

(v) the representations and warranties of the Company contained herein shall be true and correct in all material respects on and as of the date hereof and the Effective Date, with the same force and effect as though made on and as of such date, except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct as of such specified date, and the Company shall have performed or complied with, in all material respects, its covenants required to be performed or complied with under this Agreement (and the Company shall have delivered to the Subscribers a certificate signed by an authorized executive to the effect that each of the conditions specified in this subsection (a)(v) is satisfied in all respects);

(vi) the Registration Statement relating to the Offering shall have become effective and the issuance of the Preferred Shares issuable pursuant to the Offering (including the shares of Common Stock issuable upon conversion thereof) shall have been duly registered under the Securities Act and the Offering shall have expired;

(vii) the Resale Registration Statement filed by the Company pursuant hereto shall have been amended to reflect the results of the Offering and disclose the respective numbers of Preferred Shares being registered for resale on behalf of each of the Subscribers;

(viii) the Company shall have executed and delivered to the Subscribers a registration rights agreement substantially in the form attached as Exhibit B to Amendment No. 2 to this Agreement; and

(ix) the issuance of the shares of Common Stock to the holders of the Subordinated Notes in respect of the cancellation thereof in accordance with the Amended Plan and the Disclosure Statement (as modified by the Plan Modifications) shall be exempt from the registration requirements of the Securities Act by virtue of Section 1145 of the Bankruptcy Code.”

14. Section 6(b)(v) of the Agreement shall be deleted in its entirety.

15. Section 7(a)(vi) of the Agreement shall be deleted in its entirety and replaced by the following: “(vi) [intentionally omitted].”

16. Section 7(a)(vii) of the Agreement shall be deleted in its entirety and replaced by the following:

“(vii) the Restructuring Transaction is not completed by December 15, 2004”

17. Section 7(a) of the Agreement shall be amended by adding the following new sentence to the end thereof:

“Notwithstanding clause (iv) of the preceding sentence or Section 5(b) of this Agreement, no Termination Event or breach of Section 5(b) of this Agreement shall be deemed to have occurred as a result of the furnishing of information to the Consortium (as defined in the Disclosure Statement under the caption “Consortium Letters of Intent”) or the participation by the Company, at the request or with the prior consent of the Creditors’ Committee (as defined in the Amended Plan), in discussions or negotiations with the Consortium with respect to any Alternative Proposal made by the Consortium.”

18. The Term Sheet attached as Exhibit A to the Agreement shall be deemed amended to the extent necessary to conform to the Restructuring Terms (including, without limitation, (i) the treatment of the Senior Note claim, the Subordinated Note claim, the MLO Contract claims and the General Unsecured Claims, (ii) the terms of the New Preferred Shares, the Warrants and the DIP/Exit Facility and (iii) the terms and conditions of the Offering and the sale of the Preferred Shares), as set forth and described in the Amended Plan and the Disclosure Statement (as modified by the Plan Modifications) and the Agreement as amended hereby.

19. The terms of the Management Incentive Plan, the Management Stock Plan and the Change in Control Agreements (each as defined or referred to in the Amended Plan) as set forth in Exhibit I.A.51, Exhibit I.A.52 and Exhibit IV.C.3.a, respectively, to the Amended Plan are hereby approved.

20. Schedule 1 attached hereto hereby amends and restates the respective beneficial ownership of Subordinated Notes, Commitment Amounts and Commitment Fees of each of the Subscribers as set forth on the signature pages of the original Agreement and Schedule 1 to Amendment No. 1 to the Agreement to reflect as of the date hereof changes in beneficial ownership of Subordinated Notes by certain Noteholders and the substitution as Noteholders of successors in interest to certain of the original Noteholders who were parties to the Agreement. Each of the Subscribers hereby confirms the information set forth opposite its name on Schedule 1 attached hereto.

21. In order to facilitate the Offering of rights to purchase Preferred Shares to holders of Subordinated Notes who are not parties to this Agreement, each Noteholder agrees, at the Company’s request, to promptly confirm in writing or by email that its beneficial ownership of Subordinated Notes remains as set forth on Schedule 1 or, if such beneficial ownership has been reduced or increased, the principal amount of Subordinated Notes then owned by the Noteholder.

The delivery to the Company of this letter duly executed by you will evidence your agreement to the amendments to the Agreement set forth above. These amendments will become effective, and binding upon the Company and all of the Subscribers, upon delivery to the Company of copies of this letter duly executed by the Requisite Subscribers.

The provisions of Section 14 of the Agreement relating to counterparts and facsimile signatures shall be applicable to this Amendment No. 2 to the Agreement.

[The balance of this page has been intentionally left blank.]

Except as amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

Very truly yours,

OGLEBAY NORTON COMPANY

By:	/s/ Rochelle F. Walk
Name:	Rochelle F. Walk
Title:	Vice President, General Counsel and Secretary

NOTEHOLDERS:

SUBSCRIBERS

Airlie Opportunity Master Fund, LTD.

By:	/s/ Adam Goodfriend
Name:	Adam Goodfriend
Title:	Managing Director

Thomas G. Berlin

/s/ Thomas G. Berlin

Christopher R. Siegel

By:	/s/ Christopher R. Siegel

H. Sheppard Boone

By:	/s/ H. Sheppard Boone

Neil Janovic

By:	/s/ Neil Janovic

Adam Janovic

By:	/s/ Adam Janovic

Thomas Boucher

By:	/s/ Thomas Boucher

Thomas DiTosto

By:	/s/ Thomas DiTosto

Connecticut General Life Insurance

By:	/s/ Leon Meyers
Name:	Leon Meyers
Title:	Senior Vice President

Evan Janovic

By:	/s/ Evan Janovic

Robert Altman

By:	/s/ Ronald Altman

John Dougherty

By:	/s/ John Dougherty

Ramer 1990 Living Trust

By:	/s/ Lawrence Ramer
Name:	Lawrence Ramer
Title:	Trustee

Ingalls & Snyder Value Part. L.C.

By:	/s/ Thomas Boucher

Name:	Thomas Boucher
Title:	General Partner

Shannah Ferguson

By:	/s/ Shannah Ferguson

Theresa M. Foote

By:	/s/ Theresa M. Foote

Kenneth J. Foote IRA

By:	/s/ Kenneth J. Foote

Name:	Kenneth J. Foote

William Robert Thomas Trust

By:	/s/ Shirley A. Foote

Name:	Shirley A. Foote
Title:	Trustee

Abigail Foote Thomas Trust

By:	/s/ Shirley A. Foote

Name:	Shirley A. Foote
Title:	Trustee

Lynn Foote

By:	/s/ Lynn Foote

Steadfast LLC

By:	/s/ Steven M. Foote

Name:	Steven M. Foote
Title:	Manager

Blythefield Farms LLC

By:	/s/ Kenneth J. Foote

Name:	Kenneth J. Foote
Title:	Manager

Richard Groenendyke

By:	/s/ Richard Groenendyke

Heritage Mark Foundation

By:	/s/ Kenneth J. Foote

Name:	Kenneth J. Foote
Title:	Trustee

Bradford Shingleton Trust

By:	/s/ Brad Shingleton

Name:	Brad Shingleton
Title:	Trustee

Elizabeth A. Shingleton Trust

By:	/s/ Shirley A. Foote

Name:	Shirley A. Foote
Title:	Trustee

Jennifer C. Shingleton Trust

By:	/s/ Shirley A. Foote

Name:	Shirley A. Foote
Title:	Trustee

Rebecca M. Shingleton Trust

By:	/s/ Shirley A. Foote

Name:	Shirley A. Foote
Title:	Trustee

Brad Shingleton

By:	/s/ Brad Shingleton

David Shuldiner

By:	/s/ David Shuldiner

Kenneth P. Singleton

By:	/s/ Kenneth P. Singleton

CFG Trust

By:	/s/ Cheryl F. Groenendyke

Name:	Cheryl F. Groenendyke
Title:	Trustee

Martin L. Solomon

By:	/s/ Martin L. Solomon

WCI Steel, Inc. Defined Pension Benefit Plan
By:	Banc One High Yield Partners, LLC

By:	/s/ James P. Shanahan, Jr.

Name:	James P. Shanahan, Jr.
Title:	Manager

Legacy Aggressive High Yield Fund
By:	Banc One High Yield Partners, LLC

By:	/s/ James P. Shanahan, Jr.

Name:	James P. Shanahan, Jr.
Title:	Managing Director/General Counsel

Southern UTE Permanent Fund
By:	Banc One High Yield Partners, LLC

By:	/s/ James P. Shanahan, Jr.

Name:	James P. Shanahan, Jr.
Title:	Manager

Pacholder High Yield Fund, Inc.
By:	Banc One High Yield Partners, LLC

By:	/s/ James P. Shanahan, Jr.

Name:	James P. Shanahan, Jr.
Title:	Secretary

One Group Income Bond Fund
By:	Banc One High Yield Partners, LLC

By:	/s/ James P. Shanahan, Jr.

Name:	James P. Shanahan, Jr.
Title:	Manager

One Group High Yield Bond Fund
By:	Banc One High Yield Partners, LLC

By:	/s/ James P. Shanahan, Jr.

Name:	James P. Shanahan, Jr.
Title:	Manager

THIRD PARTY INVESTORS

Robert T. Clutterbuck Trust

By:	/s/ Robert T. Clutterbuck

Name:	Robert T. Clutterbuck
Title:	Trustee

John Stein

By:	/s/ John Stein

Steven N. Stein

By:	/s/ Steven N. Stein

Robert L. Gipson

By:	/s/ Robert L. Gipson

Thomas L. Gipson

By:	/s/ Thomas L. Gipson

Gator Investment Company

By:	/s/ Adam Janovic

Name:	Adam Janovic
Title:	Member

Fledgling Associates LLC

By:	/s/ Edward Stern

Name:	Edward Stern
Title:	Manager

Nikolaos Monoyios

By:	/s/ Nikolaos Monoyios

Stifel Nicolaus & Company, Incorporated

By:	/s/ Ronald J. Kruszewski

Name:	Ronald J. Kruszewski
Title:	Chairman and Chief Executive Officer